UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01    Regulation FD Disclosure

On September 23, 2025, Morningstar, Inc. (“Morningstar”) issued a press release announcing that it has entered into a definitive agreement to acquire the Center for Research in Security Prices, LLC, a subsidiary of the University of Chicago, for $375.0 million. The transaction, which is subject to customary closing conditions, including regulatory approval, is expected to close in the fourth quarter of 2025. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
    (d)    Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 23, 2025.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.
Date: September 23, 2025	By:/s/ Michael Holt
Name: Michael Holt
Title: Chief Financial Officer